Exhibit 10.9

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is executed by and among the following Parties as of 28 August, 2019 in Beijing, the People’s Republic of China (“China” or the “PRC”):

Party A:                                                Anxun Guantong (Beijing) Technology Co., Ltd., a limited liability company organized and existing under the laws of PRC, with its address at Room 1811, Floor 18, Yindu Plaza, No. 67, Fucheng Road, Haidian District, Beijing.

Party B:                                                Lhasa Heye Investment Management Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with its address at Industrial Park, Dazi County, Lhasa;and

Party C:                                                Beijing Ronglian Yitong Information Technology Co., Ltd., a limited liability company organized and existing under the laws of PRC, with its address at the No. A5, Northern side of Floor 4, Building No.2, Courtyard No.72, Suzhou Street, Haidian District, Beijing.

In this Agreement, Party A, Party B, and Party C shall each be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties.”

The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts, or non-corporate organizations.

Whereas:

Party B holds RMB1,000,000 of the registered capital (1% equity interests) of Party C; and

Party B intends to grant Party A an irrevocable and exclusive right to purchase all the equity interests in Party C then held by Party B. Party C intends to grant Party A an irrevocable and exclusive right to purchase all the assets owned by Party C.

After mutual discussions and negotiations, the Parties have now reached the following agreement:

1.             Sale and Purchase of Equity Interest and Assets

1.1          Option granted over equity interests

In consideration of the payment of RMB10 by Party A, the receipt and adequacy of which is hereby acknowledged by Party B, Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase the equity interests in Party C then held by Party B at once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by PRC laws and at the price described in Section 1.4 herein (such right being the “Equity Interest Purchase Option”). Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party B. Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A.

1.2          Option granted over assets

In consideration of the payment of RMB10 by Party A, the receipt and adequacy of which is hereby acknowledged by Party C, Party C hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate the Designee to purchase the assets now or hereafter owned by Party C (including all such tangible and intangible assets, such as all fixed assets, current assets, investment interests, interests acquired under contracts signed with other parties, which are indirectly or directly owned) at once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by PRC laws after the satisfaction of the procedures as required by PRC laws and at the price described in Section 1.4 herein (such right being the “Assets Purchase Option”). Except for Party A and the Designee(s), no other person shall be entitled to the Assets Purchase Option or other rights with respect to the assets interests of Party C. Party B hereby agrees to the grant by Party C of the Asset Purchase Option to Party A.

(Equity Interest Purchase Option and Assets Purchase Option are hereafter collectively referred to as “Options”.)

1.3          Steps for Exercise of the Options

Subject to the provisions of the laws and regulations of China, Party A may exercise the Options by issuing a written notice to Party B and Party C (the “ Option Notice”), specifying: (a) Party A’s or the Designee’s decision to exercise the Equity Interest Purchase Option and/or Assets Purchase Option; (b) the portion of equity interests to be purchased by Party A or the Designee from Party B (the “Optioned Interests”) or such particular of the assets to be purchased from Party C (the “Optioned Assets”); and (c) the date for the purchase.

1.4          Purchase Price

The purchase price of the Optioned Interests or the Optioned Assets is referred to as the “Base Price”. The Base Price of Optioned Interests shall be RMB 10. If PRC law requires a minimum price higher than the Base Price when Party A exercises the Equity Interest Purchase Option, the minimum price regulated by PRC law shall be the purchase price. The Base Price of Optioned Assets shall be the minimum price permitted by PRC law.

1.5          Transfer

For each exercise of the Options:

1.5.1                     Party B shall cause Party C to promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving the transfer of the Optioned Interests / Optioned Assets;

1.5.2                     Party B shall obtain written statements from the other shareholders of Party C giving consent to the transfer of the Optioned Interests to Party A and/or the Designee(s) and waiving any right of first refusal related thereto; Party C shall obtain written statements from all shareholders of Party C giving consent to the transfer of the Optioned Assets to Party A and/or the Designee(s) and waiving any right of first refusal related thereto;

1.5.3                     Party B/Party C shall execute a transfer contract with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Option Notice;

1.5.4                     The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits, and take all necessary actions to transfer the valid ownership of the Optioned Interests / Optioned Assets to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests / Optioned Assets. For the purpose of this Section and this Agreement, “security interests” shall include securities, pledges, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention, or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement, Party B’s Share Pledge Agreement, and Party B’s Power of Attorney. “Party B’s Share Pledge Agreement” as used in this Agreement shall refer to the Share Pledge Agreement executed by and among Party A, Party B and Party C on the date hereof and any modifications, amendments, and restatements thereto (“Share Pledge Agreement”). “Party B’s Power of Attorney” as used in this Agreement shall refer to the Power of Attorney executed by Party B on the date hereof granting Party A with a power of attorney and any modifications, amendments, and restatements thereto (“Power of Attorney”).

2.             Covenants

2.1          Covenants regarding Party B and Party C

Party B (as a shareholder of Party C) and Party C hereby covenant to Party A on the following:

2.1.1                     Without the prior written consent of Party A, they shall not in any manner supplement, change, or amend the articles of association of Party C, increase or decrease its registered capital, or change its structure of registered capital in other manners;

2.1.2                     They shall maintain Party C’s corporate existence in accordance with good financial and business standards and practices, as well as obtain and maintain all necessary government licenses and permits by prudently and effectively operating its business and handling its affairs;

2.1.3                     Without the prior written consent of Party A, they shall not at any time following the date hereof, sell, transfer, mortgage, or dispose of in any manner any material assets of Party C or legal or beneficial interest in the material business or revenues of Party C of more than RMB 500,000, or allow the encumbrance thereon of any security interests;

2.1.4                     Without the prior written consent of Party A, they shall not incur, inherit, guarantee, or suffer the existence of any debt, except for payables incurred in the ordinary course of business other than through loans;

2.1.5                     They shall always operate all of Party C’s businesses within the normal business scope to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value;

2.1.6                     Without the prior written consent of Party A, they shall not cause Party C to execute any major contract, except the contracts in the ordinary course of business (for the purpose of this subsection, a contract with a price exceeding RMB 500,000 shall be deemed a major contract);

2.1.7                     Without the prior written consent of Party A, they shall not cause Party C to provide any person with a loan or credit;

2.1.8                     They shall provide Party A with information on Party C’s business operations and financial condition at Party A’s request;

2.1.9                     If requested by Party A, they shall procure and maintain insurance in respect of Party C’s assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

2.1.10              Without the prior written consent of Party A, they shall not cause or permit Party C to merge, consolidate with, acquire, or invest in any person;

2.1.11              They shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration, or administrative proceedings relating to Party C’s assets, business, or revenue;

2.1.12              To maintain the ownership by Party C of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.1.13              Without the prior written consent of Party A, they shall ensure that Party C shall not in any manner distribute dividends to its shareholders, provided that upon Party A’s written request, Party C shall immediately distribute all distributable profits to its shareholders;

2.1.14              At the request of Party A, they shall appoint any person designated by Party A as the director or executive director or supervisor of Party C.

2.1.15              Without Party A’s prior written consent, they shall not engage in any business in competition with Party A or its affiliates;

2.1.16              Unless otherwise required by PRC law, Party C shall not be dissolved or liquidated without prior written consent by Party A; and

2.1.17              After mandatory liquidation described in Section 3.9 below, Party B will remit in full to Party A any residual interest Party B receives in a nonreciprocal transfer or cause it happen. If such transfer is prohibited by the laws of PRC, Party B will remit the proceeds to Party A or its designated person(s) in a manner permitted under the laws of PRC.

2.2                               Covenants of Party B

Party B hereby covenants to the following:

2.2.1                     Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage, or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon, except for the interest placed in accordance with Party B’s Share Pledge Agreement and Party B’s Power of Attorney;

2.2.2                     Party B shall cause the shareholders’ meeting and/or the directors (or the executive director) of Party C not to approve any sale, transfer, mortgage, or disposition in any other manner of any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest without the prior written consent of Party A, except for the interest placed in accordance with Party B’s Share Pledge Agreement and Party B’s Power of Attorney;

2.2.3                     Without the prior written consent of Party A, Party B shall cause the shareholders’ meeting or the directors (or the executive director) of Party C not to approve the merger or consolidation with any person, or the acquisition of or investment in any person;

2.2.4                     Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration, or administrative proceedings relating to the equity interests in Party C held by Party B or the assets held by Party C;

2.2.5                     Party B shall cause the shareholders’ meeting or the directors (or the executive director) of Party C to vote their approval of the transfer of the Optioned Interests as set forth in this Agreement and to take any and all other actions that may be requested by Party A;

2.2.6                     To the extent necessary to maintain Party B’s ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.2.7                     Party B shall appoint any designee of Party A as the director or the executive director or supervisor of Party C, at the request of Party A;

2.2.8                     Party B hereby waives its right of first refusal in regards to the transfer of equity interest by any other shareholder of Party C to Party A (if any), and gives consent to the execution by each other shareholder of Party C with Party A and Party C the exclusive option agreement, the share pledge agreement and the power of attorney similar to this Agreement, Party B’s Share Pledge Agreement, and Party B’s Power of Attorney, and accepts not to take any actions in conflict with such documents executed by the other shareholders;

2.2.9                     If Party B shall receive any profits, interests, dividends, or proceeds of liquidation from Party C or if Party B shall receive any monies in connection with a transfer of the equity interests of Party C, Party B shall promptly donate to Party A or any other person designated by Party A such amounts or distribution (after deducting taxes and government fees) to the extent permitted under the applicable PRC laws; and

2.2.10              Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party B, Party C, and Party A, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. To the extent that Party B has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under Party B’s Equity Interest Pledge Agreement or under Party B’s Power of Attorney, Party B shall not exercise such rights except in accordance with the written instructions of Party A.

3.             Representations and Warranties

Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each date of transfer of the Optioned Interests / Optioned Assets, that:

3.1                               They have the power, capacity, and authority to execute and deliver this Agreement and any transfer contracts to which they are parties concerning the Optioned Interests / Optioned Assets to be transferred thereunder (each, a “Transfer Contract”), and to perform their obligations under this Agreement and any Transfer Contracts. Party B and Party C agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option / Assets Purchase Option. This Agreement and the Transfer Contracts to which they are parties constitute or will constitute their legal, valid, and binding obligations, and shall be enforceable against them in accordance with the provisions thereof;

3.2                             Party B and Party C have obtained any and all approvals and consents from the relevant government authorities and third parties (if required) for the execution, delivery, and performance of this Agreement.

3.3                               The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violations of any applicable PRC laws; (ii) be inconsistent with the articles of association, bylaws, or other organizational documents of Party C; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.4                               Party B has a good and merchantable title to the equity interests held by Party B in Party C. Except for Party B’s Share Pledge Agreement and Party B’s Power of Attorney, Party B has not placed any security interest on such equity interests;

3.5                               Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

3.6                               Party C does not have any outstanding debts, except for (i) debt incurred within its normal business scope; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained.

3.7                               Party C has complied with all laws and regulations of China applicable to asset acquisitions;

3.8                               There are no pending or threatened litigation, arbitration, or administrative proceedings relating to the equity interests in Party C, assets of Party C, or Party C; and

3.9                               If the laws of PRC requires it to be dissolved or liquidated, Party C shall sell all of its assets to the extent permitted by the laws of PRC to Party A or another qualifying entity designated by Party A, at the lowest selling price permitted by applicable the laws of PRC. Any obligation for Party A to pay Party C as a result of such transaction shall be waived by Party C or any proceeds from such transaction shall be paid to Party A or the qualifying entity designated by Party A in partial satisfaction of the service fees under the Exclusive Business Corporation Agreement, as applicable under then-current the laws of PRC.

4.             Effective Date and Term

This Agreement shall become effective upon execution by the Parties, and remain in effect until all equity interests held by Party B in Party C have been transferred or assigned to Party A and/or any other person designated by Party A in accordance with this Agreement.

5.             Governing Law and Dispute Resolution

5.1          Governing Law

The execution, effectiveness, construction, performance, amendment, and termination of this Agreement as well as any dispute resolution hereunder shall be governed by the laws of the PRC.

5.2          Methods of Dispute Resolution

In the event of any dispute arising with respect to the construction and performance of this Agreement, the Parties shall first attempt to resolve the dispute through friendly negotiations. In the event that the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for dispute resolution through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its arbitration rules. The arbitrators may award remedies over the equity interest or land assets of Party C, including relief or order for the winding up of Party C. The arbitration shall be conducted in Beijing and in the Chinese language, and the arbitration award shall be final and binding to all Parties. Hong Kong courts, Cayman Islands courts, Bermuda courts and PRC courts are empowered to grant interim remedies in support of arbitration pending formation of an arbitral tribunal.

6.             Taxes and Fees

Each Party shall pay any and all transfer and registration taxes, expenses, and fees incurred thereby or levied thereon in accordance with the laws of China in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

7.             Notices

7.1                               All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, prepaid postage, commercial courier services, or facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1                     Notices given by personal delivery, courier services, registered mail, or prepaid postage shall be deemed effectively given on the date of receipt or refusal at the address specified for such notices;

7.1.2                     Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of the transmission).

7.2                               For the purpose of notices, the addresses of the Parties are as follows:

Party A:                                                   Anxun Guantong (Beijing) Technology Co., Ltd.

Address:                                                 16/F Tower A, Fairmont Tower, 33 Guangshun North Main Street, Wang Jing, Chaoyang District, Beijing, 100102

Attn:                                                                    Sun Changxun

Phone:                                                          [REDACTED]

Party B:                                                Lhasa Heye Investment Management Co., Ltd.

Add:                                                                     Room 3606, No. 3 Building, Huamao Centre, No.77, Jianguo Road, Chaoyang District

Party C:                                                Beijing Ronglian Yitong Information Technology Co., Ltd.

Address:                                                 16/F Tower A, Fairmont Tower, 33 Guangshun North Main Street, Wang Jing, Chaoyang District, Beijing, 100102

Attn:                                                                    Sun Changxun

Phone:                                                          [REDACTED]

7.3                               Any Party may at any time change its address for notices by having a notice delivered to the other Parties in accordance with the terms hereof.

8.             Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement, and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain the confidentiality of all such confidential information, and without obtaining the written consent of other Parties, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be featured in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels, or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels, or financial advisors shall be bound by the confidential obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of, or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and that Party shall be held liable for breach of this Agreement.

9.             Further Warranties

The Parties agree to promptly execute the documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and to take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.                               Miscellaneous

10.1                        Amendments, changes, and supplements

Any amendments, changes, and supplements to this Agreement shall require the execution of a written agreement by all of the Parties.

10.2                        Entire agreement

Except for the amendments, supplements, or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations, and contracts reached with respect to the subject matter of this Agreement.

10.3                        Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain, or otherwise affect the meanings of the provisions of this Agreement.

10.4                        Language

This Agreement is written in both Chinese and English, and contains three copies, with each Party having one copy. The Chinese version and English version shall have equal legal validity, in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

10.5                        Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal, or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality, or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal, or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by the relevant laws and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal, or unenforceable provisions.

10.6                      Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

10.7                        Survival

10.7.1              Any obligations that occur or are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

10.7.2              The provisions of Sections 5, 8, 10, and this Section 10.7 shall survive the termination of this Agreement.

10.8                        Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

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IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this Exclusive Option Agreement as of the date first above written.

Party A:	Anxun Guantong (Beijing) Technology Co., Ltd.

By:	/s/ SUN Changxun	/s/ Seal
Name:	SUN Changxun
Title:	Legal Representative

Party B:	Lhasa Heye Investment Management Co., Ltd.

By:	/s/ Zhou Kui	/s/ Seal
Name:	Zhou Kui
Title:	Legal Representative

Party C:	Beijing Ronglian Yitong Information Technology Co., Ltd.

By:	/s/ SUN Changxun	/s/ Seal
Name:	SUN Changxun
Title:	Legal Representative